Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Neumann and Kevin McGowan, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, to sign any and all amendments (including post-effective amendments) to this Annual Report on Form 10-K and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

Date: March 18, 2019

/s/ CINDY K. ANDREOTTI
(Cindy K. Andreotti)

/s/ GINA HASPILAIRE
(Gina Haspilaire)

/s/ CYNTHIA KEITH
(Cynthia Keith)

/s/ STEVEN D. LEVY
(Steven D. Levy)

/s/ GIACOMO MARINI
(Giacomo Marini) /s/ M. JAY SINDER (M. Jay Sinder)